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Exhibit 23.1


                        CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we consent to the incorporation by reference in this registration statement of our report dated December 13, 1995, included in ADC Telecommunications, Inc.'s Form 10-K for the year ended October 31, 1995, and to all references to our firm included in this registration statement.

                              /s/  ARTHUR ANDERSEN LLP


                              ARTHUR ANDERSEN LLP
Minneapolis, Minnesota
March 29, 1996